UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d)

                   OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 25, 2003


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


Connecticut                           1-15995             06-1541045
------------                          -------             ----------
(State, or other jurisdiction         (Commission         (IRS Employer
of Incorporation)                     File Number)        Identification No.)



157 Church Street, New Haven, Connecticut                     06506
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(Address of principal executive offices)                    (Zip Code)



Registrant's Telephone Number,
Including Area Code                                        (203) 499-2000





                                    None
 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

At a public hearing today, the Connecticut's Department of Public Utility Control (DPUC) denied The United Illuminating Company's (UI) request for recovery of $15.5 million in increased pension and post-retirement expenses. The Company began recording these increased expenses in the first quarter of this year. The DPUC acknowledged that "UI demonstrated increased expenses related to those items", but stated that "the Company's current earning at or near its allowed return on equity indicates that no ratemaking relief is necessary at present." The DPUC noted "that the Company may request regulatory treatment for this specific expense in the future by filing a motion to reopen." The Department, while recognizing these additional expenses, inappropriately inferred an annual return based on UI's first quarter results. The first quarter results were favorable due to the abnormally cold winter weather. UI offered to the Department a proposed solution which would have allowed for the recovery of these costs, without increasing customer rates or exceeding the 2003 return on equity target. The Company is presently reviewing the impact that this final decision will have on earnings for the balance of the year. With this decision, UI will need to make substantial cost reductions over the remaining six months in order to achieve its allowed return on equity of 10.45% in 2003. UI is unable to conclude, without further review, what specific form these reductions might take.

                               SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UIL HOLDINGS CORPORATION
                                    Registrant



Date:  06/25/2003                   By  /s/ Nathaniel D. Woodson
       ----------                     ------------------------------------
                                           Nathaniel D. Woodson
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer